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                                                                   EXHIBIT 10.18


                             SHAREHOLDERS' AGREEMENT


                           Dated as of April 27, 1998

                                  by and among

                  (1)      DVI International, Inc.;

                  (2)      International Finance Corporation;

                  (3) Nederlandse Financierings-Maatschappij voor Ontwikkelinglanden N.V.;

                  (4)      Philadelphia International Equities Inc.

                  (5)      MSF Holding Ltd.
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                                TABLE OF CONTENTS


Article                                                                   Page
-------                                                                   ----

1.    Definitions and Interpretation.........................................5

2.    Business of the Company and Obligations of Shareholders................6

3.    Directors..............................................................7

4.    Proceedings of Directors...............................................8

5.    Director's Approval....................................................9

6.    Meetings of Shareholders..............................................10

7.    Actions Requiring Consent of Shareholders.............................11

8.    Management of the Company.............................................12

9.    Restrictions on Transfers of Shares...................................12

10.   Information Rights....................................................14

11.   Relationship Between the Shareholders.................................15

12.   Confidentiality.......................................................15

13.   Representations and Warranties of the Shareholders....................16

14.   Assignment............................................................17

15.   Waiver, Release, and Remedies.........................................17

16.   Severance and Amendments..............................................18

17.   Notices...............................................................18

18.   Dissolution...........................................................19

19    Governing Law and Jurisdiction........................................20


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20.   Dispute Resolution....................................................20

21.   Counterparts..........................................................22


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            THIS SHAREHOLDERS' AGREEMENT is made as of this 27th day of April,
1998, among:

(1) DVI INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware and having a place of business at 500 Hyde Park, Doylestown, Pennsylvania, 18901, United States of America ("DVI"); and

(2) INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries and having a place of business at 2121 Pennsylvania Avenue, NW, Washington, DC 20433, United States of America ("IFC"); and

(3) NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGLANDEN N.V., a limited liability company established under the laws of The Netherlands, whose registered office is at Koningskade 40, 2596 AA The Hague, the Netherlands ("FMO"); and

(4) PHILADELPHIA INTERNATIONAL EQUITIES INC., a company incorporated in Delaware and having its registered office at 200 Baynard Building, 3411 Silverside Road, Wilmington, Delaware, 19810, United States of America ("PIE").

(5) MSF HOLDING LTD., a corporation organized and existing under the laws of the Commonwealth of the Bahamas and having its registered office at First Floor, Euro Canadian Centre, Marlborough Street, Nassau, Bahamas
      ("The Company").


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                                   ARTICLE 1.
                         DEFINITIONS AND INTERPRETATION

            1.1 In this Agreement, unless the context or subject matter otherwise requires, the following terms shall have the following meanings:

            "Affiliate" means any person or entity controlling, controlled by, or under common control with a Shareholder. In this definition, "control" means majority ownership of any class of voting stock;

            "Articles of Association" means the memorandum and Articles of Association of the Company as the same may be amended, modified or supplemented from time to time;

            "Board" means the board of directors of the Company;

            "Business" means the leasing/financing of medical and related equipment in the Countries of Operation;

            "Cadilur" means Cadilur, S.A., a corporation organized and existing under the laws of Uruguay, and a subsidiary of the Company;

            "CEO" means Chief Executive officer;

            "Company" means MSF Holding Ltd.;

            "Countries of Operation" means countries in Latin America and the Caribbean area which are members of the IFC;

            "Estolur" means Estolur S.A., a corporation organized and existing under the laws of Uruguay, and a subsidiary of the Company;

            "FMO Investment Agreement" means the investment agreement of even date herewith entered into between FMO and the Co-Borrowers specified therein;

            "Financial Year" means any period of 12 months commencing on July 1 and ending on June 30 in any year (except for the first financial year which will commence on the date of the incorporation of the Company and end on June 30, 1998);

            "IFC Investment Agreement" means the investment agreement of even date herewith entered into between IFC and the Co-Borrowers specified therein;


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                  "Natuler" means Natuler, S.A., a corporation organized and existing under the laws of Uruguay, and a subsidiary of the Company;

                  "Shares" means authorized and issued shares of any class of the Company, and a "Share" means any of the Shares;

                  "Shareholders" means the parties to this Agreement other than the Company, or any person or persons to whom they may properly transfer their Shares pursuant to the provisions of this Agreement and the Articles of Association, or any other person or persons made a Shareholder pursuant to the provisions of this Agreement, and "Shareholder" means any of them.

                  "Voting Shareholders" means Shareholders owning shares of stock designated as Class A Voting shares of the Company.


                  1.2 In this Agreement, unless the context or subject matter otherwise requires:

                          (a) words importing one gender include the other
genders and words importing persons include corporations and unincorporated bodies of persons, and vice versa;

                          (b) references to Recitals, Articles, Appendices and
Schedules are references to recitals and articles of and the appendices and schedules to this Agreement;

                          (c) the table of contents and headings to the Articles
are for convenience of reference only and do not form part of this Agreement or affect the interpretation thereof;

                          (d) any reference to "audited financial statements of
the Company" shall mean the audited consolidated financial statements of the Company and its subsidiaries;


                                   ARTICLE 2.
             BUSINESS OF THE COMPANY AND OBLIGATIONS OF SHAREHOLDERS

                  2.1 The Shareholders shall each cooperate and use reasonable efforts so as to ensure that the primary objects of the Company shall be to carry out the Business; and the Business shall be conducted in the best interests of the Company on sound commercial profit-making principles so as to generate the maximum achievable profits.


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                  2.2 This Agreement shall become effective only on the later to occur of (a) its execution by all of the parties hereto or (b) the purchase and full payment by all of the Shareholders of the full amount of their respective number of Shares as required by the FMO Investment Agreement and the IFC Investment Agreement.


                                   ARTICLE 3.
                                    DIRECTORS

                  3.1 The total number of Directors of the Company holding office at any time shall not exceed seven, and initially there shall be five Directors, unless otherwise agreed in writing by all the Shareholders.

                  3.2 At the first meeting of Shareholders, each Voting Shareholder (other than DVI) shall be entitled to nominate one Director and DVI shall be entitled to nominate two Directors and the Voting Shareholders shall elect such nominees; and at any time a Voting Shareholder may require the removal or substitution of any Director elected pursuant to that Voting Shareholder's nomination. The Director nominated by DVI shall serve as the Chairman of the Board of Directors. DVI shall be entitled to nominate the person who the Board of Directors shall appoint the CEO of the Company, and the CEO may also be a Director. The appointment, removal or substitution of any Director shall be in writing addressed to the Company and shall be effective from the date of the written notice or any date in the written notice specified as the effective date. Every Voting Shareholder shall vote its shares to effect the foregoing appointments, removals and substitutions.

                  3.3 If any Director dies, resigns, or by law or otherwise ceases to hold office as a Director, the Shareholder nominating such Director shall be entitled to nominate another person to fill the vacancy.

                  3.4 A Director shall be entitled at any time from time to time by a written instrument to appoint any person to act as his alternate and to terminate the appointment of such person. Such alternate Director shall be entitled while holding such office to receive notices of all Board meetings and to attend and vote as a Director at any such meetings at which the Director appointing him is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of the Director appointing him. Further, if such alternate Director represents more than one Director he shall be entitled to one vote for each Director he represents.

                  3.5 Each Voting Shareholder shall cause the Director(s) nominated by it and the Company to give effect to the provisions of this Agreement.


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                  3.6 The Board shall establish a credit committee ("Credit
Committee") which will review and approve credit proposals in connection with financing for Cadilur's and Natuler's customers, within the guidelines set forth by the Board. The Credit Committee shall be comprised of the CEO and one representative each of DVI and PIE.


                                   ARTICLE 4.
                            PROCEEDINGS OF DIRECTORS

                  4.1 No business shall be transacted at any Board meeting unless a quorum of any four Directors (or their alternates) including at least one of those Directors appointed by DVI, PIE, IFC and FMO respectively, are present or have waived in writing their right to be present as set forth in
Article 4.2 below.

                  4.2 A Director shall be given not less than ten (10) days prior written notice of a meeting of Directors (and with or prior to such notice a copy of all material documents related to such meeting provided, however, that this requirement can be waived at the meeting by unanimous vote of the Directors in attendance at the meeting), but a meeting of Directors held without ten (10) days notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting, but who did not attend, either prior to or subsequent to such meeting, waive in writing their right to receive notice of the meeting.

                  4.3 A Director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all Directors participating in the meeting are able to hear each other and recognize each other's voice.

                  4.4 If within one hour from the time appointed for the meeting a quorum is not present, the Board meeting shall stand adjourned to such other day and at such other time and place as the Chairman of the meeting may determine and the Directors shall be notified in writing accordingly. If at such adjourned meeting, there is no quorum as prescribed, any three Directors present shall constitute a quorum.

                  4.5 Any matter (other than the matters set out in Article 5.1) which is to be resolved by the Board shall require a resolution approved by a majority of the Directors present in person and each Director shall have one vote in relation to any matter requiring the approval of the Board. In the event of any tie, the Chairman shall have a second vote.

                  4.6 Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed


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by all of the Directors and delivered to the Secretary of the Company to be recorded with the records of actions and proceedings of the Board of Directors. For the purpose of this paragraph, "in writing" and "signed" include approval by telex, telefax, electronic mail or cable provided that in the case of such approval, the original resolution in the same terms containing the signature(s) of the relevant Director or Directors shall be forwarded to the Company contemporaneously and to any other Director requesting the same.


                                   ARTICLE 5.
                               DIRECTOR'S APPROVAL

                  5.1 Notwithstanding anything to the contrary expressed or implied elsewhere in this Agreement, but without prejudice to Article 7, no action specified below shall be taken in respect of the Company and/or its subsidiaries without the affirmative vote of at least four of the Directors except that actions specified in Articles 5.1(b), (d) and (h) shall require the affirmative vote of all of the Directors:

                          (a) the conclusion, modification or amendment of any
matter, agreement or contract between the Company and any of the Directors or Shareholders or the Company and any third party in which a Director or Shareholder has a material pecuniary or beneficial interest whether directly or indirectly;

                          (b) any diversification into unrelated activities or
any major changes in the method of carrying out the Business by the Company or its subsidiaries;

                          (c) any material change in the financial and credit
policies of the Company including policies relating to minimizing cross-border risks;

                          (d) any material change in the funding and financing
policy of the Company by way of equity or debt financing;

                          (e) execution of any agreement or undertaking of any
commitment which is outside the ordinary course of business;

                          (f) the giving by the Company of any guarantee or
indemnity or other undertaking to a third party other than in the ordinary course of business;

                          (g) a change in the external accountants used by the
Company; and

                          (h) the issuance of any debt, or other securities,


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convertible into Shares of the Company's and/or its subsidiaries's stock.

                  5.2 The CEO shall obtain the prior approval of the Board of Directors for the following matters:

                          (a) the approval of annual budgets and accounts,
Directors' reports and the agenda for and the date, time and place of annual and special meetings of the Shareholders;

                          (b) the approval of any capital expenditure exceeding
US$50,000 for a single item in any Financial Year of the Company unless otherwise approved by the Board as part of the Company's capital budget; and

                          (c) the approval of operational and investment budgets
as well as major tax and accounting policies and practices of the Company.



                                   ARTICLE 6.
                            MEETINGS OF SHAREHOLDERS

                  6.1 Notwithstanding anything in the Articles of Association to the contrary:

                          (a) a Shareholder shall be given not less than ten
(10) days prior written notice of a meeting of Shareholders (and with or prior to such notice, a copy of all material documents related to such meeting provided, however that this requirement can be waived at the meeting by unanimous vote of the Voting Shareholders in attendance at the meeting), but a meeting of Shareholders held without ten (10) days notice having been given to all Shareholders shall be valid if all the Voting Shareholders entitled to vote at the meeting who do not attend, waive in writing notice of the meeting.

                          (b) subject to Article 6(c), no business shall be
transacted at any meeting of the Company's Shareholders unless a quorum of Voting Shareholders is present in person or by proxy, at the time when the meeting proceeds to business, and the quorum for a valid meeting of Shareholders shall be Voting Shareholders holding at least 76% of the issued and outstanding Class A Voting Shares of the Company;

                          (c) if within one hour from the time appointed for the
holding of the Shareholders' meeting a quorum is not present, the meeting shall stand adjourned to such other day and at such other time and place as the Chairman of the meeting may determine. If at such adjourned meeting a quorum is not present within one


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hour from the time appointed for the holding of the adjourned meeting, the
Voting Shareholders present in person or by proxy who are entitled to vote shall, except as otherwise required by law, be a quorum, provided at least two Voting Shareholders are present;

                          (d) each Voting Shareholder shall be entitled to one
vote for each Class A Voting Share held by it, and (except for the matters set out in Article 7) matters arising at any Shareholders' meeting of the Company shall be decided by a majority of votes thereat; and

                          (e) Any action required or permitted to be taken at
any meeting of the Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by all of the Voting Shareholders and delivered to the Secretary of the Company to be recorded with the records of actions and proceedings of the Shareholders. For the purpose of this paragraph, "in writing" and "signed" include approval by telex, telefax, electronic mail or cable provided that in the case of such approval, the original resolution in the same terms containing the signature(s) of the relevant Voting Shareholder or Voting Shareholders shall be forwarded to the Company contemporaneously.


                                   ARTICLE 7.
                    ACTIONS REQUIRING CONSENT OF SHAREHOLDERS

                  7.1 The Shareholders agree that the Company and its subsidiaries shall not without the prior written consent of Voting Shareholders holding 100% of the Company's issued and outstanding shares of capital stock:

                          (a) change the capital structure of the Company and/or
its subsidiaries including (without limitation) approving all subscriptions, transfers and repurchases in respect of shares, approving transferees or assignees of Shares, varying the authorized or issued share capital, issuing or granting any option over unissued shares, or creating any new shares including securities convertible into Shares of the Company's and/or its subsidiaries's stock;

                          (b) alter or amend the memorandum or Articles of
Association of the Company and/or its subsidiaries;

                          (c) amend, modify or waive any provision of this
Agreement;

                          (d) appoint or remove or determine or vary the terms
and conditions of employment of the CEO of the Company; and


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                          (e) vary the maximum or minimum number of Directors on
the Board.

                                   ARTICLE 8.
                            MANAGEMENT OF THE COMPANY

                  8.1 The Shareholders agree that the business and corporate affairs of the Company shall be managed in accordance with the best business practices and corporate management standards from time to time applied in accordance with the provisions of this Agreement.

                  8.2 Except as otherwise provided herein, the management of the Company shall be the responsibility of and be vested in the Board with full powers to delegate the day to day management and administration of the Company in such manner and to such person(s) as the Board may determine.


                                   ARTICLE 9.
                       RESTRICTIONS ON TRANSFERS OF SHARES

                  9.1 The transfer of Shares by any of the Shareholders shall be regulated in accordance with the provisions of the Articles of Association, the provisions of this Article 9, and the Share Retention, Non-Competition and Put Option Agreements (the "Put Option Agreements") of even date herewith among DVI, the Company and IFC on the one hand, and among DVI, the Company and FMO, on the other. Any sale, transfer or disposal of Shares by any of the Shareholders in contravention of this Article 9 and of the Put Option Agreements shall be null and void and of no effect whatever.

                  9.2 Any Shareholder may transfer all but not less than all of the Shares owned by it to its Affiliate provided that such Affiliate executes in such form as may be reasonably required by and agreed between the existing Shareholders of the Company a deed of ratification and accession under which the Affiliate shall agree to be bound by and shall be entitled to the benefits of this Agreement as if an original party hereto in place of the Shareholder.

                  9.3 Other than as provided in Articles 9.2 and 9.4 and the Put Option Agreements, no Shareholder may at any time assign, convey, mortgage, pledge, sell, transfer, or otherwise dispose of any or all of its Shares without the prior consent of the other Shareholders. Any such purported sale shall be null and void and the Company shall not recognize or register any such purported transfer.

                  9.4 At any time, a Shareholder may dispose of some or all of its Shares


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(hereinafter referred to as a "Selling Shareholder") pursuant to a bona fide written offer (the "Offer") from an unaffiliated third party (the "Third Party"), subject to the right of first refusal of the other Shareholders described in Article 9.4(a) below.

                          (a) The Selling Shareholder shall provide notice of
the Offer in writing to the other Shareholders (the "Offeree Shareholders") and the Company specifying the price, terms and identity of the Third Party. The Offeree Shareholders shall have the right to acquire, on a pro rata basis, all (but not less than all) of the Shares subject to the Offer, at the price and on the terms of the Offer for a period of 45 days after receipt of the notice (the "Shareholder Notice Period"). As to any sale to the Offeree Shareholders pursuant to this Article 9.4(a), the closing thereof shall be held and the purchase price shall be paid to the Selling Shareholder within seven days of the expiration of the Shareholder Notice Period.

                          (b) If the Shares being offered are not purchased
pursuant to the provisions of this Article 9.4, then the Selling Shareholder shall have the right, for a period of 90 days after the expiration of the Shareholder Notice Period, to sell to the Third Party all, but not less than all, of the Shares subject to the Offer on the terms and at the price of the Offer, and the Third Party shall be deemed to have been approved by the Shareholders as a Transferee (as defined below) in accordance with Article 7 hereof. If the Shares are not sold to the Third Party on or prior to the end of such 90-day period, then the Selling Shareholder may not dispose of all or part of its Shares to any third party without once again complying with the provisions of this Article 9.4.

                  9.5 For purposes of this Article 9, "pro rata basis" shall mean, with respect to any non-withdrawing Shareholder, in the same proportion that such non-withdrawing Shareholder's Shares bears to the aggregate of all outstanding Shares (other than those held by the withdrawing Shareholder). In the event that any non-withdrawing Shareholder elects not to exercise its right to purchase the withdrawing Shareholder's Shares, the portion of the Shares of the withdrawing Shareholder which would have been allocated on a pro rata basis for purchase by such non-withdrawing Shareholder shall be reallocated among the remaining non-withdrawing Shareholders in proportion to their respective Share ownership.

                  9.6 It shall be a condition precedent to the right of any Shareholder (in this sub-article referred to as "the Transferor") to transfer Shares in the Company, in accordance with the Articles of Association, that the transferee of the relevant Shares (in this sub-article referred to as "the Transferee") shall, if not already bound by the provisions of this Agreement, execute in such form as may be reasonably required by and agreed between the existing shareholders of the Company a deed of ratification and accession under which the Transferee shall agree to be bound by and shall be entitled to the benefit of this Agreement as if an original party hereto in place of the Transferor.


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                  9.7  Notwithstanding anything in this Article 9 to the
contrary, DVI may not sell any of its Shares except strictly in accordance with the Put Option Agreements.


                                   ARTICLE 10.
                               INFORMATION RIGHTS

                  10.1 The Company shall provide to each Shareholder (i) financial and management reports on a periodic basis within 30 days from the end of the period to which such reports relate, which shall include such information as may be determined by the Board from time to time, and (ii) any other information about the Company and its operations that any Shareholder may reasonably request. The Company also shall allow any Shareholder to carry out at its own expense an audit of the Company. Without limiting the generality of the foregoing, the Company (a) shall provide its consolidated financial statements in U.S. Dollars under United States generally accepted accounting principles,
(b) shall cause Cadilur, Natuler and Estolur to prepare and provide their financial statements in U.S. Dollars and under both United States and Uruguayan generally accepted accounting principles, and shall provide any external auditors's management letters regarding the Company and/or its subsidiaries; and
(c) shall provide the following information from time to time on a timely basis as relevant:

                          (a) Sponsors and Shareholdings. Information on
significant changes in share ownership of the Company and/or its subsidiaries, the reasons for such changes, and the identity of major new shareholders.

                          (b) Management and Technology. Information on
significant changes in (i) the Company's senior management or organizational structure, and (ii) technology used by the Company and/or its subsidiaries, including technical assistance arrangements.

                          (c) Corporate Strategy. Description of any changes to
the Company's and/or its subsidiaries' corporate or operational strategy, including changes in products, degree of integration, and business emphasis.

                          (d) Markets. Brief analysis of changes in the
Company's and/or its subsidiaries' market conditions (both domestic and export), with emphasis on changes in market share and degree of competition.

                          (e) Operating Performance. Discussion of major factors
affecting the year's financial results (sales by value and volume, operating and financial costs, profit margins, capacity utilization, capital expenditure, etc.).


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                          (f) Financial Condition. Key financial ratios for
previous year, compared with ratios covenanted in the Investment Agreement.

                          (g) Asset and Liability Management Reports.


                                   ARTICLE 11.
                      RELATIONSHIP BETWEEN THE SHAREHOLDERS

                  11.1 The relationship of the Shareholders under and in relation to this Agreement shall be limited to the matters herein contained and/or provided for by law in the Commonwealth of the Bahamas as to the liability of a shareholder to a company, and nothing herein provided shall be considered or interpreted as constituting the relationship of the Shareholders or any of them as a partnership, association or other relationship in which any one of the Shareholders may be liable for the acts or omissions of any other Shareholder, nor shall anything herein contained be considered or interpreted as constituting any Shareholder as the general agent of the other Shareholders.


                                   ARTICLE 12.
                                 CONFIDENTIALITY

                  12.1 All communications related to the Company between the Shareholders and between the Shareholders and the Company and all information and other material supplied to or received by any of them from the others which is either marked "confidential" or is by its nature intended to be exclusively for the knowledge of the recipient alone and any information concerning the business transactions or the financial arrangements of the Shareholders and/or the Company or of any person with whom any of them is in a confidential relationship with regard to the matter in question coming to the knowledge of the recipient shall be kept confidential by the recipient unless:

                                (i) it is in the public domain (save where it is
the result of any act or breach by such recipient);

                                (ii) such information was known by the recipient
prior to such disclosure (save where it is the result of any act or breach by such recipient);

                                (iii) where the disclosure of such information
is required by auditors, government regulators, court orders or applicable law, rule or regulation; or

                                (iv) the prior written consent of the


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effected party is obtained.

                  12.2 The Shareholders shall procure the observance of the above-mentioned restrictions by their respective directors, officers, employees and agents and by the Company and shall take all reasonable steps to minimize the risk of disclosure of confidential information, by ensuring that only their directors, officers, employees and agents and those of the Company whose duties will require them to possess any of such information shall have access thereto, and that they shall be instructed to treat the same as confidential.

                  12.3 The obligations contained in this Article 12 shall endure, even after the release of any Shareholder or termination of this Agreement in accordance with and as permitted by the provisions of this Agreement and the Articles of Association, for a period of three years after the earlier to occur of such release (but only as to the Shareholder(s) so released) or such termination of this Agreement except and until any confidential information enters the public domain as set out above.

                  12.4 The Shareholders shall not and shall cause the Company not to make any announcements regarding this Agreement or the Company whether before or after the execution of this Agreement without the prior written approval of the other Shareholders (such approval not to be unreasonably withheld) unless such announcement is required by law or the rules of any relevant stock exchange, in which case any such announcements may be made after first notifying the other Shareholders if such notification is practicable.


                                   ARTICLE 13.
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

                  13.1 Each Shareholder hereby represents and warrants to the other Shareholders as follows:

                          (a) Other than IFC, it is a corporation or a limited
liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of origin and has all necessary corporate power and authority to carry on its business as presently conducted. IFC is an international organization, established by Articles of Agreement among its member countries, is validly existing and in good standing and has all necessary power and authority to carry on its business as presently conducted.

                          (b) It has full legal right, power and authority to
enter into and perform its obligations under this Agreement and under the other agreements and documents contemplated hereby. The execution, delivery and performance by the


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Shareholder of this Agreement have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, this Agreement shall constitute the legal, valid and binding obligation of the Shareholder enforceable against it in accordance with its terms.


                                   ARTICLE 14.
                                   ASSIGNMENT

                  14.1 This Agreement shall enure to the benefit of and be binding upon the Shareholders and their respective successors and permitted assignees and permitted transferees of their Shares.


                                   ARTICLE 15.
                          WAIVER, RELEASE, AND REMEDIES

                  15.1 Except as otherwise provided in this Agreement (including
Article 9.2), a Shareholder shall be released from all its obligations hereunder (other than Articles 12) upon it ceasing to be a legal and beneficial owner of the Shares in accordance with and as permitted by the provisions of this Agreement and the Articles of Association.

                  15.2 This Agreement shall remain in full force and effect vis-a-vis the Shareholders continuing to legally and/or beneficially hold any Shares unless and until the earliest of: (i) an initial public offering of at least 30% of the Company's Shares, (ii) the initial Shareholders cease to own at least 51% in the aggregate of the issued and outstanding Shares of the Company,
(iii) the liquidation or termination of the Company, or (iv) the Company shall otherwise cease to operate as a separate legal entity in accordance with and as permitted by the provisions of this Agreement and the Articles of Association.

                  15.3 Notwithstanding the provisions of Articles 15.1 and 15.2, the release of any Shareholder or the termination of this Agreement shall not release such Shareholder from any liability or obligation which, at the time of release or termination, has arisen or fallen due for performance.

                  15.4 No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the Shareholders shall not constitute a waiver by such Shareholder of the right to pursue any other available remedies.


                                   ARTICLE 16.
                            SEVERANCE AND AMENDMENTS

                  16.1 If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation or any court or authority of competent jurisdiction to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and no further.

                  16.2 This Agreement shall not be altered, changed, supplemented or amended except by written instruments signed by the Shareholders or the duly authorized representatives of the Shareholders.


                                   ARTICLE 17.
                                     NOTICES

                  17.1 Subject as otherwise provided in this Agreement, all notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post or by facsimile message addressed to the intended recipient thereof at its address and facsimile number set forth below (or to such other address or facsimile number as a Shareholder may from time to time notify the other Shareholders in accordance with the provisions of this Article 17). The sender of every facsimile message shall confirm its dispatch by telephone on the same day. Any such notice, demand or communication shall be deemed to have been duly served (if given or made by facsimile and confirmed by telephone) immediately or (if given or made by letter) two days after posting by certified or registered mail, return receipt requested. The initial addresses and facsimile numbers of the Shareholders for the purposes of this Agreement are:


                  DVI, Inc.
                  500 Hyde Park
                  Doylestown, PA  18901
                  United States of America
                  Attention:  Michael A. O'Hanlon
                  Facsimile No:  (215) 230-3537
                  Telephone No:  (215) 345-6600

         International Finance Corporation:
         2121 Pennsylvania Avenue, NW
         Washington, DC  20433
         United States of America
         Attention:  Director, Latin American and Caribean
         Facsimile No:  (202) 458-7038
         Telephone No:  (202) 974-4390


         Nederlandse Financierings-Maatschappij voor
         Ontwikkelinglanden N.V.
         Koningskade 40
         P.O. Box 93060
         2509 AB The Hague, The Netherlands
         Facsimile No:  31 70 324 6187
         Telephone No:  31 70 314 9616


         Philadelphia International Equities Inc.
         200 Baynard Building
         3411 Silverside Road
         Wilmington, DE  19810
         United States of America
         Attention:  James Pope
                     Managing Director
         Facsimile No:  (302) 478-3667
         Telephone No:  (302) 477-1813

         with a copy to:  Philadelphia International Investment Corporation
                          Suite 2314
                          1345 Chestnut Street
                          Philadelphia, PA 19107
                          Attention:  James L. Pope
                                      Managing Director
                          Facsimile No: (215) 786-6091
                          Telephone No: (215) 973-3820

         MSF Holding Ltd.
         Euro Canadian Centre
         Marlborough Street
         PO Box N-8327
         Nassau, Bahamas

         Facsimile No:  242-326-6177
         Telephone No:  242-322-7461


                                   ARTICLE 18.
                                   DISSOLUTION

                  18.1 Upon the dissolution and winding up of the Company, unless the Shareholders then remaining otherwise agree, any assets remaining after payment or provision for the Company's debts and other obligations shall be liquidated and the proceeds thereof distributed to the then remaining Shareholders pro rata in accordance with their percentage ownership of the Shares then outstanding.


                                   ARTICLE 19.
                         GOVERNING LAW AND JURISDICTION

                  19.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA.


                                   ARTICLE 20.
                               DISPUTE RESOLUTION

                  20.1 Informal Discussions. The Parties hereto agree to settle any dispute, controversy or difference which may arise between or among them in connection with this Agreement or any Schedule or Exhibit attached hereto (except as otherwise expressly contemplated by this Agreement or any such Schedule or Exhibit) by good faith discussions between or among representatives ("Representatives") designated by the Parties to the dispute (the "Disputing Parties").

                  20.2  Arbitration.

                          (a) In the event that such dispute, controversy or
difference is not resolved within 60 days after the commencement of discussions between or among the Representatives or the conclusion in good faith of the Representatives that amicable resolution of the dispute, controversy or difference does not appear likely, whichever is earlier, then the dispute, controversy or difference shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

                          (b) The arbitration shall be held in Washington, D.C.
or such other location as to which the Disputing Parties shall mutually agree. The arbitration shall be heard by a panel of three arbitrators, each of whom shall be experienced in the resolution of disputes, controversies and differences relating to the issue or issues which give rise to the arbitration hereunder. If there are two Disputing Parties, one such arbitrator shall be selected by one Disputing Party, one such arbitrator shall be selected by the other Disputing Party and the third arbitrator shall be selected by the arbitrators selected by each of the Disputing Parties. If there are more than two Disputing Parties, the three arbitrators shall be selected by the President of the American Arbitration Association. Resolution of the dispute, controversy or difference shall be determined by a majority vote of the arbitration panel.

                          (c) The Disputing Parties shall bear equally all fees,
costs and expenses of the arbitration, and each Disputing Party shall bear its own legal expenses and costs of all experts and witnesses relating thereto; provided, however, that if the claim of any Disputing Party is upheld by the arbitration panel in all material respects, then the arbitration panel may apportion between or among the Disputing Parties as such arbitration panel may deem equitable the costs incurred by the prevailing Disputing Party.

                          (d) Any award rendered by the arbitration panel shall
be final and conclusive upon the Disputing Parties and any judgment thereon may be enforced in any court of competent jurisdiction, unless: (i) the award was procured by corruption, fraud or other manifest undue means; (ii) the arbitrators exceeded their powers (it being acknowledged that the arbitrators are entitled to hear any dispute, controversy or difference relating in any way to this Agreement or any Schedule or Exhibit attached hereto); or (iii) the arbitrators have been guilty of misconduct. The parties waive their right to any form of appeal or recourse or means for setting aside in respect of the arbitral proceedings or any decisions, awards or determinations made by the arbitrators, before a court of law, in any other instance, or before any other judicial or administrative authority. The parties accept and agree that the present submission to arbitration by IFC does not constitute a waiver, relinquishment or reduction, either before the intervening arbitrators or any authority or institution or court of law, including, without limitation, any such authority, or institution or court of law supervising arbitral proceedings or involved in the recognition, effectiveness or enforcement of the award or of any decision or determination by the arbitrators, of any privilege or immunity of IFC under applicable law or international law or any of the following immunities or privileges of IFC further set out and described in Article VI, Sections 3, 4, 5 and 6 of IFC's Articles of Agreement:

                                (i) immunity from all forms of seizure,
attachment or execution before the delivery of a final judgment against IFC;

                                (ii) immunity from search, requisition,
confiscation, expropriation or any other form of seizure by executive or legislative action;

                                (iii) immunity of IFC's archives; and

                                (iv) freedom of assets from restrictions.

                          (e) The fact that arbitration has commenced in
accordance with this Article 20 shall not impair the ability of any Party to exercise any termination rights in accordance with Article 9 hereof.


                                   ARTICLE 21.
                                  COUNTERPARTS

                  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF this Agreement has been entered into by the parties hereto on the day and year first above written.


DVI INTERNATIONAL, INC.


---------------------------------
By:
Its:


INTERNATIONAL FINANCE CORPORATION


---------------------------------
By:
Its:


NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR
ONTWIKKELINGLANDEN N.V.


---------------------------------
By:
Its:

PHILADELPHIA INTERNATIONAL EQUITIES INC.


---------------------------------
By:
Its:



MSF HOLDING LTD.


---------------------------------
By:
Its: